Exhibit 5.1

1271 Avenue of the Americas New York, New York 10020-1401 Tel: +1.212.906.1200 Fax: +1.212.751.4864 www.lw.com FIRM / AFFILIATE OFFICES
May 11, 2026 American Airlines, Inc. 1 Skyview Drive, Fort Worth, Texas 76155	Austin Beijing Boston Brussels Chicago Dubai Düsseldorf Frankfurt Hamburg Hong Kong Houston London Los Angeles Madrid	Milan Munich New York Orange County Paris Riyadh San Diego San Francisco Seoul Silicon Valley Singapore Tel Aviv Tokyo Washington, D.C.

Re:	American Airlines Pass Through Certificates, Series 2026-1 (Aircraft EETC)

Ladies and Gentlemen:

We have acted as special counsel to American Airlines, Inc., a Delaware corporation (the “Company”), in connection with the sale to Goldman Sachs & Co. LLC (“Goldman Sachs”), MUFG Securities Americas Inc. (“MUFG”), Morgan Stanley & Co. LLC, BofA Securities, Inc., Barclays Capital Inc., BNP Paribas Securities Corp., Citigroup Global Markets Inc., Credit Agricole Securities (USA), Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, SMBC Nikko Securities America, Inc., Loop Capital Markets LLC, CIBC World Markets Corp., ICBC Standard Bank Plc, Mizuho Securities USA LLC, Natixis Securities Americas LLC, NatWest Markets Securities Inc., U.S. Bancorp Investments, Inc., BOK Financial Securities, Inc. (collectively, the “Underwriters”) by Wilmington Trust Company, as the pass through trustee (in such capacity under the Pass Through Trust Agreements, the “Pass Through Trustee”), of $905,038,000 aggregate face amount of American Airlines Pass Through Certificates, Series 2026-1A (Aircraft EETC) (the “Class A Certificates”) and $235,765,000 aggregate face amount of American Airlines Pass Through Certificates, Series 2026-1B (Aircraft EETC) (the “Class B Certificates” and, together with the Class A Certificates, the “Pass Through Certificates”), pursuant to a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on February 24, 2023 (Registration No. 333-293649-01) (as so filed and as amended, the “Registration Statement”), a base prospectus, dated February 23, 2026 (the “Base Prospectus”), included in the Registration Statement at the time it originally became effective, a preliminary prospectus supplement with respect to the Class A Certificates, dated April 27, 2026, filed with the Commission pursuant to Rule 424(b) under the Act, a final prospectus supplement with respect to the Class A Certificates, dated April 27, 2026 (the “Class A Prospectus Supplement”, together with the Base Prospectus, the “Class A Prospectus”), filed with the Commission pursuant to Rule 424(b) under the Act, a preliminary prospectus supplement with respect to the Class B Certificates, dated April 27, 2026, filed with the Commission pursuant to Rule 424(b) under the Act, a final prospectus supplement with respect to the Class B Certificates, dated April 27, 2026 (the “Class

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B Prospectus Supplement”, together with the Base Prospectus, the “Class B Prospectus”, and together with the Class A Prospectus, the “Prospectuses”), filed with the Commission pursuant to Rule 424(b) under the Act, and underwriting agreements with respect to the Class A Certificates and Class B Certificates, dated April 27, 2026 and April 27, 2026, respectively, among Goldman Sachs and MUFG, as representatives of the Underwriters, and the Company and Sumitomo Mitsui Banking Corporation, as Depositary. The Pass Through Certificates are being issued pursuant to the Pass Through Trust Agreement, dated as of September 16, 2014 (the “Pass Through Trust Agreement” and, the Pass Through Trust Agreement, together with Trust Supplement No. 2026-1A and Trust Supplement No. 2026-1B, each dated as of the date hereof, the “Pass Through Trust Agreements”), between the Company and the Pass Through Trustee. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectuses, other than as expressly stated herein with respect to the issue of the Pass Through Certificates.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the internal laws of the State of New York and the general corporation law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, each of the Pass Through Trust Agreements constitutes a legally valid and binding obligation of the Company and the Pass Through Trustee, enforceable against the Company and the Pass Through Trustee in accordance with its terms, and each of the Pass Through Certificates has been validly issued and is entitled to the benefits provided by the related Pass Through Trust Agreement.

Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion as to: (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty; (b) consents to, or restrictions upon, governing law, jurisdiction, venue, service of process, arbitration, remedies or judicial relief; (c) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or

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other procedural rights; (d) waivers of broadly or vaguely stated rights; (e) grants of setoff rights; (f) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy; (g) proxies, powers and trusts; (h) provisions prohibiting, restricting or requiring consent to assignment or transfer of any right or property; (i) the creation, validity, attachment, perfection, or priority of any lien or security interest; (j) provisions for exclusivity, election or cumulation of rights or remedies; (k) provisions authorizing or validating conclusive or discretionary determinations; and (l) the severability, if invalid, of provisions to the foregoing effect.

With your consent, we have assumed: (a) that the Pass Through Trust Agreements and the Pass Through Certificates (collectively, the “Documents”) have been duly authorized, executed and delivered by the parties thereto other than the Company; (b) that the Documents constitute legally valid and binding obligations of the parties thereto other than the Company and the Pass Through Trustee, enforceable against each of them in accordance with their respective terms; and (c) that the status of the Documents as legally valid and binding obligations of the parties is not affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Company’s Form 8-K dated as of the date hereof and to the reference to our firm contained in the Preliminary Prospectus and the Prospectus under the headings “Validity of the Certificates” and “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP